UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At an annual shareholder meeting held on June 12, 2014, shareholders of Colonial Virginia Bank (“CVB”) approved the previously announced merger (the “Merger”) of CVB with and into Xenith Bank, a wholly-owned subsidiary of Xenith Bankshares, Inc. (the “Company”). The Merger is expected to close on June 30, 2014, subject to the satisfaction of customary closing conditions.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements made in this Current Report on Form 8-K reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to the Company. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, investors and security holders should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the risks discussed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including those outlined in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and under “Risk Factors” in the Company’s proxy statement/prospectus (Registration No. 333-195108) that was filed with the SEC on April 30, 2014 with respect to the Merger. Except as required by applicable law or regulations, the Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

Additional Information about the Merger of CVB With and Into Xenith Bank and Where to Find It

The information in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Merger, the Company filed a proxy statement/prospectus (Registration No. 333-195108) with the SEC on April 30, 2014 that has been delivered to CVB’s shareholders. In addition, the Company may file other relevant documents concerning the Merger with the SEC. Investors and security holders are urged to read the proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the Merger.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of the Company may also obtain free copies of these documents by directing a request by telephone or mail to Xenith

Bankshares, Inc., One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2209) or by accessing these documents at the Company’s website: https://www. xenithbank.com. Security holders of CVB may also obtain free copies of these documents by directing a request by telephone or mail to Colonial Virginia Bank, 6702 Sutton Road, P.O. Box 2120, Gloucester, Virginia 23061 (telephone: (804) 695-8089) or by accessing these documents at CVB’s website: http://www.colonialvabank.com. The information on the Company’s and CVB’s websites is not, and shall not be deemed to be, a part of this Current Report on Form 8-K or incorporated into filings made with the SEC.

Participants in the Solicitation

CVB and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of CVB in connection with the Merger. Information about the directors and executive officers of CVB may be obtained by reading the above-referenced proxy statement/prospectus. Security holders of CVB may obtain free copies of this document through the website maintained by the SEC at http://www.sec.gov or using the CVB contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer